UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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AGCO CORPORATION
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AGCO
4205 River Green Parkway Duluth, GA 30096-2563 USA
www.agcocorp.com
Telephone 770-813-9200

March 29, 2017
Dear AGCO Shareholder:
As you know, our proxy, including the Resolution to Approve the Compensation of the Company’s NEO’s, was issued on March 27th. AGCO’s Executive Compensation Program is sound, aligned with company performance and best practices.
Because our relative TSR has not yet recovered from the agricultural equipment industry downturn, and, given our CEO Summary Compensation Table Target pay is higher than in 2015, the quantitative pay-for-performance tests may be scored as a concern by the proxy advisory.
Important facts to consider before voting are as follows:

–	In 2016 our CEO’s “Realized Pay” was 44% of “Targeted Pay” as disclosed in the Summary Compensation Table while AGCO’s TSR increased 29%

–	When excluding the Retention and Performance stock-based incentive award, which was declined by the CEO, the CEO’s 2016 “Targeted Pay” was down 6% from 2015

–	CEO and other NEOs received no base salary increases the last 2 years

–	0% performance-based long-term stock incentive payouts in 2015 and 2016

–	Excise tax gross-ups on severance payments due to a change-of-control were eliminated for new executive employment agreements beginning in 2017

–	Compensation peer group was modified to ensure alignment with reasonably sized industrial and manufacturing comparators
Attached for your review is a detailed update on AGCO’s Executive Compensation plan.
We would appreciate the opportunity to discuss our compensation program with you. Please let me know when you would be available for a call.
We are asking for your support on Proposal Number 3 - Non-Binding Advisory Resolution to Approve the Compensation of the Company’s NEO.
Thank you in advance for your consideration.

CHALLENGER . FENDT . GSI . MASSEY FERGUSON . VALTRA

EXECUTIVE COMPENSATION OVERVIEW

MARCH 2017

AGCO
Your Agriculture Company

EXECUTIVE SUMMARY

- The purpose of this outreach is to provide background information for our 2017 Say-on-Pay resolution. Because our relative TSR has not yet recovered from the agricultural equipment industry downturn, and, given our CEO Summary Compensation Table Target pay is higher than in 2015, the quantitative pay-for-performance tests may be scored as a concern by the proxy advisory services.

- AGCO performed well against Ag. Peers given difficult industry conditions. After 2 years of 0% payout on our performance based long-term incentive stock plan, the BOD approved a share-based performance retention plan measured on progress against cost reduction targets in 2016. As noted above our CEO declined this award in 2016.

2016 Pay for Performance
2016 CEO Pay
2016 TSR
Targeted
Realized Pay ~44%
+29%

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BACKGROUND

Shareholder Outreach and Responsiveness

- We are committed to strong corporate governance and are interested in shareholder feedback
- Your viewpoints and those of other top investors will enable us to provide a timely perspective to our Comp. Committee as we continue to discuss potential refinements of our exec. compensation program
- In 2016 we met with investors who represent approximately 44% of our outstanding shares. Investors showed support for our overall executive compensation program and viewed it as well-structured and aligned with performance. We received 70% investor support in April 2016 for our Say-on-Pay resolution, overcoming a negative ISS recommendation.

Business Performance

- While we have performed well relative to our primary industry peers – John Deere and CNH Industrial – the industry has performed poorly vs prior years, resulting in a reduction in AGCO's financial performance. Industry demand largely is driven by farm income, which, in turn, is driven by soft commodity prices, which remain depressed.
- We recognized impending market weaknesses, implemented changes & executed a restructuring plan in December 2014 that positioned us to capitalize on cost efficiencies globally. We introduced a second phase of the plan in December 2016.

Pay for Performance Alignment

- Approx. 75% of total compensation is performance-based, including a majority of long-term compensation
- Our CEO has aligned realizable pay based on relative TSR performance and total earned compensation over the last three fiscal years
- Incentive goals are based on a rigorous target-setting process

Commitment to Best Practices

- We maintain strong, well-balanced governance practices, including a highly qualified board and compensation best practices that promote accountability and protect shareholder rights

3

AGCO
Your Agriculture Company

STRONG TRACK RECORD THROUGH THE CYCLE

Change 2006-2016
Net Sales
Adj. EPS*
$5.3B
$1.12
$7.4B
$2.47
2006
2016

- Cyclical industry
- Focused on Margin/ROIC improvement though the cycle
- Company performance metrics must be cycle-adjusted

* See reconciliation to GAAP metrics in appendix

AGCO
Your Agriculture Company

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EXECUTIVE COMPENSATION PROGRAM STRUCTURE

- Our core program emphasizes a mix of base salary, and short and long-term performance-based compensation
  - Base salary targeted at 50th percentile of peer group
  - Annual incentive compensation
- Performance-based and tied to financial & operating metrics that drive the business (Net Income (starting in 2017), free cash flow, operating margin, and quality improvement). Target setting follows our financial plans as described on the next slide
  - Long-term equity compensation
- Even though financial results may not always align with relative TSR in the short-term, the Compensation Committee believes that shareholders' interests are best served by a balanced compensation program that takes a long-term view of our business strategy and cost containment efforts
- Shareholder and executive interests are aligned and compensation consists of performance shares (based on EPS and ROIC) and stock-settled stock appreciation rights. In 2015, RSUs were added as a retention feature
- Other compensation includes modest perquisites and a supplemental retirement plan

2016 Pay Matrix

Fixed Compensation
30%
70%
Variable Performance-Based Compensation

AGCO
Your Agriculture Company

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Deliberate Approach to Setting Challenging Targets

AGCO
Your Agriculture Company

Aligning Targets with Financial Plan and Market Conditions	▸ Rigorous targets aligned with our financial plan — Reflect all relevant factors that may influence results, positively or negatively (i.e. industry cycle) — not comparability to the prior year ▸ It is important that our performance plans are realistic, thereby incentivizing employees to achieve challenging goals
Reasons for Decline in 2014 - 2016 Targets v. 2013 Results	▸ 2014, 2015 and 2016 annual incentive targets were lower than 2013 results due to anticipated continued contraction in farm spending due to lower commodity prices and farm income
Transparency to Shareholders Regarding Target Setting	▸ We communicated clearly in 2015 and 2016 the expected decline in earnings related to declines in industry volatility sales

FENDT
FENDT

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AGCO CEO REALIZABLE PAY REVIEW
KEY TAKEAWAYS

- Proxy disclosures and Proxy advisory services focus on **Targeted pay,** which reflects incentive compensation that an executive **might** earn based on the performance of his company

- **Realizable pay** measures compensation actually received, or realized, by an executive over a period of time (typically three years)
  - Realizable pay is defined as the sum of base salary, actual bonus paid, actual long-term incentive payouts and the value of equity awards using current stock price
  - Our CEO's realizable pay as a percentage of targeted compensation was 44% in 2016 and 65% in 2015 and 51% for the last 3 years

- For the three-year period 2013 – 2015, AGCO's realizable pay and Total Shareholder Return (TSR) are well aligned, showing a strong Pay for Performance relationship
  - CEO total pay compared to the peer group is at the 38th percentile, while three-year TSR compared to the peer group is at the 31st percentile (this analysis covers 2013 – 2015)
  - Only incumbents from the peer group in the same role during the three-year period are considered

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AGCO
Your Agriculture Company

STRONG ALIGNMENT OF CEO PAY AND PERFORMANCE

CEO realizable pay is positioned at the 38th percentile of the peer group, while TSR performance is at the 31st percentile

CHIEF EXECUTIVE OFFICER REALIZABLE PAY COMPARISONS
3-Year Realizable Pay vs. Total Shareholder Return (1/1/13 - 12/31/15)
High Pay / Low Performance
High Pay / High Performance
Low Pay / Low Performance
Low Pay / High Performance
AGCO
38th %ile Realizable Pay
31st %ile TSR
Total Realizable Pay %ile Positioning
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
Total Shareholder Return %ile Positioning

8

AGCO
Your Agriculture Company

STRONG ALIGNMENT OF AGCO RESULTS WITH INDUSTRY

Sales Growth
40.0%
30.0%
20.0%
10.0%
0.0%
-10.0%
-20.0%
-30.0%
-40.0%
2007 2008 2009 2010 2011 2012 2013 2014 2015 2016
AGCO
Deere
CNHI ag

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CONCLUSION AND COMMENTS

Our executive compensation program is grounded in market best practices and designed to align executive pay with company performance

- Financial performance objectives in our annual and long-term incentive plans are reviewed and approved annually by the Compensation Committee
- Incentive plans consist of multiple performance objectives, thus mitigating more focus on any one objective in particular
- Three-to-four year vesting periods for our NEOs' equity awards
- NEOs (and directors) are subject to stock ownership requirements
- Compensation levels for our NEOs targeted at median levels of market competitiveness
- Compensation program supports a conservative approach to share usage (minimizes shareholder dilution)
- Design of compensation program attempts to mitigate the possibility of excessive risk-taking
- Claw-back provision in place that can require the return of any bonus or incentive compensation

We continue to regularly review our executive compensation practices in light of shareholder feedback and proxy advisor comments

AGCO
Your Agriculture Company

10

APPENDIX - NON-GAAP RECONCILIATION

	Earnings Per Share - As Reported	Restructuring and Other Adjustments[1]	Earnings Per Share - As Adjusted
2006	$ (0.79)	$ 1.83	$ 1.04
2007	$ 2.41	$ (0.03)	$ 2.38
2008	$ 3.95	$ -	$ 3.95
2009	$ 1.44	$ 0.11	$ 1.55
2010	$ 2.29	$ 0.03	$ 2.32
2011	$ 5.95	$ (1.47)	$ 4.48
2012	$ 5.30	$ (0.05)	$ 5.25
2013	$ 6.01	$ -	$ 6.01
2014	$ 4.36	$ 0.34	$ 4.70
2015	$ 3.06	$ 0.18	$ 3.24
2016	$ 1.96	$ 0.51	$ 2.47

(1) This reconciliation should be read in conjuction with the Annual Reports for the years ended December 31, 2006 to 2016, which includes additional information about the Restructuring and Other Adjustments.

AGCO
Your Agriculture Company

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